UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 10, 2006

VERIFONE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32465	04-3692546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2099 Gateway Place, Suite 600 San Jose, CA 95110 (Address of principal executive offices with zip code)

(408) 232-7800 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

(a)                                  Merger Agreement

On April 10, 2006, VeriFone Holdings, Inc., a Delaware corporation (“VeriFone”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Lipman Electronic Engineering Ltd., an Israeli company (“Lipman”) and Lion Acquisitions Ltd., an Israeli company and a wholly-owned subsidiary of VeriFone (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Lipman, with Lipman continuing as the surviving corporation and as a wholly-owned subsidiary of VeriFone (the “Merger”). The Board of Directors of VeriFone has unanimously approved the Merger and the Merger Agreement and recommended that the VeriFone stockholders approve the issuance of shares of VeriFone common stock in the Merger.

At the effective time and as a result of the Merger, Lipman shareholders will receive, for each ordinary share, par value NIS 1 per share, of Lipman issued and outstanding immediately prior to the effective time of the Merger (i) one-half (0.50) share of common stock, par value $0.01 per share, of VeriFone and (ii) $14.304 in cash, adjusted for a special dividend. The amount of the special dividend has not been finally determined but will likely exceed $23 million. Alternatively, Lipman shareholders may elect to receive either $29.07 in cash, or 0.9844 shares of VeriFone stock for each Lipman share, each adjusted for the special dividend. The cash and stock elections are subject to proration such that VeriFone will issue in the aggregate approximately 13.3 million shares of VeriFone stock and pay approximately $382 million in cash, adjusted for the special dividend.

VeriFone and Lipman have each made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants (i) relating to the conduct of Lipman’s businesses during the interim period between the execution of the Merger Agreement and consummation of the Merger, (ii) that Lipman will convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger, (iii) that VeriFone will convene and hold a meeting of holders of VeriFone’s common shares to consider and vote upon the approval of the issuance of VeriFone’s common shares required to be issued in the Merger and (iv) that, subject to certain exceptions, the Board of Directors of Lipman and the Board of Directors of VeriFone will recommend approval of the Merger and approval of the issuance of VeriFone’s common shares, respectively, by their shareholders. In addition, Lipman will be subject to certain additional covenants, including, among others, covenants not to (i) solicit or knowingly facilitate inquiries or proposals relating to alternative business combination transactions or (ii) subject to certain exceptions, engage in discussions or negotiations regarding, or provide any non-public information or data in connection with alternative business combination transactions.

Consummation of the Merger is subject to a number of conditions, including (i) approval of the Merger Agreement by the holders of 75% of the Lipman ordinary shares present and voting at the meeting of shareholders, (ii) approval of the issuance of VeriFone common shares required to be issued in the Merger by the holders of VeriFone’s common shares, (iii) absence of certain laws or orders prohibiting the closing, (iv) approval of the Investment Center of the Israeli Ministry of Trade & Industry; and (v) expiration or termination of the Hart-Scott-Rodino waiting period and certain other regulatory approvals. VeriFone’s obligation to consummate the Merger is subject to certain other conditions, including

(i) no occurrence of a material adverse effect with respect to Lipman, (ii) approval by the Israeli Land Authority and (iii) the delivery of customary opinions from counsel to Lipman. In addition, each party’s obligation to consummate the Merger is subject to certain other conditions, including (i) subject to certain exceptions, the accuracy of the representations and warranties of the other party, and (ii) performance in all material respects of the other party of its obligations  The Merger Agreement contains certain termination rights for both VeriFone and Lipman, and further provides that, upon termination of the Merger Agreement under specified circumstances, Lipman may be required to pay to VeriFone a termination fee of $23.3 million.

Concurrently with the execution and delivery of the Agreement and Plan of Merger, certain shareholders of Lipman holding approximately 18.3% of the outstanding shares of Lipman have entered into Voting Agreements agreeing to vote in favor of the Merger. In addition, certain shareholders of Lipman have entered into an Investment Agreement agreeing to hold their shares of VeriFone common stock for at least 180 days after the closing.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

On April 10, 2006, VeriFone issued a press release with respect to the execution of the Merger Agreement and the proposed Merger.  A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference in its entirety.

In connection with the proposed transaction, VeriFone intends to file a registration statement on Form S-4, including a proxy statement of VeriFone, with the Securities and Exchange Commission (the “SEC”). Investors and securityholders are urged to read the registration statement, including the proxy statement (and all amendments and supplements to it) and other materials that VeriFone may file with the SEC when they become available, because they contain important information. Investors and securityholders will be able to obtain free copies of the registration statement, including the proxy statement, as well as VeriFone’s other filings, without charge, at the SEC’s Web site (www.sec.gov) when they become available. Copies of VeriFone’s filings may also be obtained without charge from VeriFone at VeriFone’s Web site (www.verifone.com) or by directing a request to:  VeriFone Holdings Inc., 2099 Gateway Place, Suite 600, San Jose, CA  95110 (Tel:  +1-408-232-7800, Attention:  Director, Corporate Development & IR).

VeriFone, Lipman and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding VeriFone’s directors and executive officers is available in VeriFone’s 2005 Annual Report on Form 10-K filed with the SEC on December 20, 2005 and VeriFone’s preliminary proxy statement for its 2006 annual meeting of stockholders, filed with the SEC on February 17, 2006, and information regarding Lipman’s directors and executive officers is available in Lipman’s 2005 Annual Report on Form 20-F filed with the SEC on March 9, 2006. Additional information regarding the interests of such potential participants will be included in the registration statement and proxy statement, and the other relevant documents filed with the SEC when they become available.

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Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 10, 2006 among Lipman Electronic Engineering Ltd., VeriFone Holdings, Inc. and Lion Acquisitions Ltd. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Press Release Dated April 10, 2006

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERIFONE HOLDINGS, INC.

Date: April 10, 2006	By:	/s/ Barry Zwarenstein
Name: Barry Zwarenstein
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

2.1

Agreement and Plan of Merger, dated as of April 10, 2006 among Lipman Electronic Engineering Ltd., VeriFone Holdings, Inc. and Lion Acquisitions Ltd. (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

99.1	Press Release Dated April 10, 2006